UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009

PackItGreen Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333- 139991	20-4940852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3420 Ocean Park Blvd., Suite 3000
Santa Monica, California, USA 90405

(Address of principal executive offices) (zip code)

310-450-9100

(Registrant's telephone number, including area code)

Copies to:
Stoecklein Law Group
402 W. Broadway, Suite 690
San Diego, CA 92101
Phone: (619) 704-1310
Fax: (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – The Registrant is amending its Form 8-K filed on June 12, 2009, to include the company’s new counsel and their information. The registrant is also amending the last sentence in the first paragraph under Item 5.02 to correct an inconsistency.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, Mr. Jonathan So, a Director and Chief Executive Officer and President of PackItGreen Holdings, Corp. (the “Company”) resigned and thereby terminated his service as Director, Chief Executive Officer and President. Mr. So resigned to pursue other interests. There was no disagreement or dispute between Mr. So and the Company which led to his resignation.

Additionally, on May 19, 2009, the Board of Directors of the Company elected Mr. Ho Shan as Chief Executive Officer and Director of the Company. Mr. Shan does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Ho, aged 35, has been working as a senior merchandiser for over 12 years.  Mr. Ho graduated with a Bachelor of Science Degree from the South China University of Technology in Guangzhou.  Immediately after his graduation, Mr. Ho worked at Yau Fat Toys Manufacturing Limited and Jijiang Company Ltd. in Hong Kong and played a major role in management and sourcing of quality toys and gifts.  Mr. Ho has also worked as a business consultant to various companies in Hong Kong in support of trade and business development.

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKITGREEN HOLDINGS CORP.

Date: June 15, 2009	/s/ Ho Shan
Name: Ho Shan
Title: Chief Executive Officer